As filed with the Securities and Exchange Commission on January 4, 2005.
                                                  Commission File No. 333-121347

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              AMENDMENT NO. ONE TO
                                    FORM SB-2
             Registration Statement Under the Securities Act of 1933

                                ASSURE DATA, INC.
                 (Name of Small Business Issuer in Its Charter)

          Nevada                     51421                      06-1678089
(State of Incorporation)  (Primary Standard Industrial)     (I.R.S. Employer)
                          (Classification Code  Number)  (Identification Number)

         2591 Dallas Pkwy Suite 102 Frisco, Texas, 75034 (972) 963-0007
      (Address and Telephone Number of Issuer's Principal Executive Offices
                             and Place of Business)

                                  Robert Lisle
                 2591 Dallas Pkwy Suite 102 Frisco, Texas, 75034
                                 (972) 963-0007
            (Name, Address and Telephone Number of Agent for Service)



Approximate date of proposed sale to the public:

As soon as this Registration Statement becomes effective.


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the box. [_]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                   Subject to Completion dated January 4, 2005



                                   PROSPECTUS
                                ASSURE DATA, INC.

                         600,000 Shares of Common Stock

                             Price per share: $0.50
       Total proceeds to Assure Data, Inc. if maximum sold by us: $300,000

This prospectus relates to 600,000 shares of common stock offered by Assure Data, Inc., a Nevada corporation.

Because this is our initial public offering, there is no public market for our shares. However, we hope to have prices for our shares quoted on the Over-the-Counter Bulletin Board maintained by the National Association of Securities Dealers, Inc. after we complete our offering.



NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF OUR SHARES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    Price to Public   Underwriting Discount   Proceeds to Issuer
                                      and Commissions         or other Persons
To be sold by the Company:

  Per Share         $0.50             None                    $0.50
  Total Maximum     $300,000          None                    $300,000


We will sell the shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our shares using our best efforts and no one has agreed to buy any of our shares. There is no minimum amount of shares we must sell, so no money raised from the sale of our stock will go into escrow, trust or another similar arrangement. We expect to end our offering on the earlier of the sale of all of the shares offered by us or 90 days after the date of the prospectus. The information in this Prospectus is not complete and may be changed. We may not sell our shares until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell our shares and it is not soliciting an offer to buy our shares in any state where the offer or sale is not permitted.












                          ______________________, 2005

                               PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the information under "Risk Factors" and the financial statements, before making an investment decision.

Risk factors include:

         o        We are a development stage company
         o        We may not raise sufficient funds to develop our business
         o        Competition is intense and we may not be able to compete
         o        We offer no assurance that our stock will be sold
         o        We have no underwriters
         o        We determined the offering price of the shares arbitrarily
         o Our independent auditors note that we have generated little revenue and have an accumulated deficit
         o        We have no history of profits
         o        Our  success   depends  greatly  on  our  President  and  Vice
                  President
         o        We have no  employment  agreement  with our  President or Vice
                  President
         o        Our management will have voting control of the company
         o        Our two officers are also directors
         o        Dilution will occur to purchasers of stock
         o A large amount of stock could be sold, and depress our stock price
         o We do not expect to pay dividends on our common stock in the foreseeable future
         o There is no public market for our shares and it is possible one will not develop

The Company

Assure Data, Inc. is a development stage corporation that was formed under the laws of Nevada, on Nov 18, 2002 and commenced operation in April 2003. Our principal executive offices are located at 2591 Dallas Parkway, Suite 102 Frisco, Texas, 75034.

Our proposed business is to provide equipment, software and services in connection with remote data backup of clients business data. Businesses of all sizes store critical information on workstations and servers on both local and wide area networks. Loss of this information can cause disruption of business and in some circumstances force a company out of business. Our process automatically creates a backup of customer selected computers, directories and files and makes copies of them on a local server, connected directly to their network. This information is then transferred, via the Internet, to our remote location, separate and apart from where their workstations and servers are located. No human intervention is required. No media, such as tapes, need to be loaded for use or removed and placed into a secure location, such as a fire proof safe. Emails are automatically sent to company-selected individuals, as well as to our personnel, to notify them that the backup process has completed successfully or failed.

Some of the types of data types that can be backed up are:
         o Data Base files such as DB2, Access, SQL and Multi Valued based systems
         o        Word processing documents, Microsoft Word and Word Perfect
         o        Computer Aided Drawings (CAD)
         o        Image files of any format including jpg, tiff, gif and PDF
         o        Spread sheet files, such as Excel
         o        Text files


Our primary activities to date have consisted of organizing our company, and conducting an initial round of private financing to obtain "seed" capital to develop the remote backup service. We have purchased and installed the remote server in a secure facility, monitored twenty-four hours a day. We have installed our process for six customers.

Through the proceeds raised from this offering and our prior private placement of stock, we expect to be able to expand our development and marketing endeavors. See "Use of Proceeds"

Additionally a web site www.assuredata.com has been created and is currently on line. The information contained on our web site does not constitute a part of this prospectus and is not incorporated by reference into this prospectus.

Securities Offered

We are offering up to a maximum of 600,000 shares of common stock, at $0.50 per share, for total gross offering proceeds of $300,000, assuming the maximum amount is sold.


Shares of common stock outstanding
As of the date of this prospectus:
                                              1,000,000  shares

Shares of common stock outstanding
After offering, assuming maximum
Amount sold:
                                              1,600,000 shares

Terms of the offering:

There is no minimum offering. Accordingly, as shares are sold, we will use the money raised from the sales of shares by Assure Data, Inc. for our activities. We expect that the offering will remain open until the earlier of the sale of all of the shares offered by us or 90 days after the date of the prospectus, unless we decide to cease selling efforts prior to this date.

Use of proceeds:

If we sell all 600,000 shares we are offering, we will receive gross proceeds of $300,000. We expect to use the net proceeds from the sale of the shares we are offering, after offering expenses estimated to be $50,000, to continue our marketing and development of our remote backup software and related services. Additional monies will be spent on upgrading our current web site.

Plan of distribution:

This is a best efforts offering, with no commitment by anyone to purchase any shares. The shares offered by us will be offered and sold by our principal executive officers and directors, who will be considered to be underwriters. The offering will be made only to accredited investors and only in states in which there is an exemption for sales to accredited investors.


Shares that may be issued after our initial offering:

You should be aware that we are permitted to issue shares of our common stock in addition to the common stock to be outstanding after our initial public offering. If and when we issue these shares the percentage of our common stock that you own will be diluted. At this time no other issuance has been authorized.

                                  RISK FACTORS


An investment in the shares involves a high degree of risk, including a risk of loss of an investor's entire investment in Assure Data, Inc. Prospective investors should consider carefully, in addition to the other information contained in this prospectus, the following risk factors before purchasing any shares.

RISKS RELATED TO OUR INDUSTRY
-----------------------------

A number of other companies in the data backup service industry have failed because of competition.

Competition in the remote data backup services business is intense, and we may not be able to compete and survive. New or different technologies may come into existence and be brought to market by companies larger and more able to market their services. We expect the competition in this business to increase. If we fail to attract and retain a customer base, we will not develop significant revenues or market share. Companies that already have a large customer base for some other computer based products or services would have a very large advantage over us should they decide to enter this market.


There is a lack of awareness by potential clients that these types of services are available.

This is a new market, and so most potential customers do not know that these types of services exist. Marketing will be a large factor in our success, and so a large company with greater resources would have an advantage.


Rapid technology changes could occur, and with our limited resources we may not be able to adapt.

Backup products, services, and technologies are constantly changing. We are bringing a new remote backup concept to the market. If the technologies that we use in providing our remote backup services should suddenly change, we could find ourselves unable to adapt. If a totally new concept were to be brought to market by some other company, our process may be viewed as "old technology," and we could lose our customer base, as well as be unable to attract new customers.


Our process uses technologies that are considered in the public domain.

Our process uses technologies that are used by the general public. These technologies are, to our best knowledge, considered in the public domain. But it is possible that an individual or company could decide to claim a specific concept, or process as their intellectual property. They could demand compensation of some type or amount for the use of that intellectual property. We have no agreements with any one or any company that give us specific rights to use any specific technology or intellectual property.


There could be changes in the regulation of the Internet.

In general, existing laws and regulations apply to transactions and other activity on the Internet; however, the precise applicability of these laws and regulations to the Internet is sometimes uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and, as a result; do not deal with the unique issues of the Internet or electronic commerce. Nevertheless, numerous federal and state government agencies have already demonstrated significant activity in promoting consumer protection and enforcing other regulatory and disclosure statutes on the Internet.

Due to the increasing use of the Internet as a medium for commerce and communication, it is possible that new laws and regulations may be enacted with respect to the Internet and electronic commerce covering issues such as user privacy, freedom of expression, advertising, pricing, content and quality of products and services, taxation, intellectual property rights and information security. The adoption of such laws or regulations and the applicability of existing laws and regulations to the Internet may impair the growth of Internet use and result in a decline in our sales.

A number of legislative proposals have been made at the federal, state and local level, and by foreign governments, that would impose additional taxes on the sale of goods and services over the Internet, and certain states have taken measures to tax Internet-related activities. Although Congress recently placed a three- year moratorium on new state and local taxes on Internet access or on discriminatory taxes on electronic commerce, existing state or local laws were expressly exempted from this moratorium. Further, once this moratorium is lifted, some type of federal and/or state taxes may be imposed upon Internet commerce. Such legislation or other attempts at regulating commerce over the Internet may substantially impair the growth of commerce on the Internet and, as a result, adversely affect the opportunity of Assure Data, Inc. to derive financial benefit from such activities.

RISKS RELATED TO OUR BUSINESS
-----------------------------

Because we have a limited operating history, our business is unproven.

We are a development stage company, with no significant history of operations. Our accumulated deficit though September 30, 2004 is $89,254. We were incorporated on Nov 18, 2002, commenced operations in April of 2003 and are, therefore, a start up company with very little operating history or revenues. We need to receive substantially all of the maximum proceeds of the shares offered by us in this offering to proceed with our business plan. Should we fail to raise the required funds, the business will need to expand more slowly, using its current small cash flow, from its current six customers.

Limited capital reserves could cause us to fail.

Even if we sell all of the shares offered, we may not have significant funds to conduct business. We are only seeking to raise $300,000. As a result, we will still be considered an extremely small company, even if we sell all of the stock we are trying to sell. Because we will have so little money, any negative financial event could totally deplete any reserve we had hoped to have.

We may not become a going concern.

Our independent certified public accountants have included a going concern paragraph in their opinion that notes that we have generated little revenue, have an accumulated deficit and have limited working capital such that our ability to continue as a going concern is dependent upon obtaining additional capital and financing for our business plan. We are conducting this offering to generate the capital necessary to finance at least our next year's operations. As a result, our ability to continue as a going concern is dependent upon us receiving the maximum proceeds of this offering and operating profitably or raising additional funds.

We have experienced losses since inception.

We have no history of profits and no assurances of profits ever developing. If only limited funds are raised in this offering, the risk of our financial failure is high. We have produced limited revenues. We have been primarily dependent on a private placement of shares of our common stock to sustain our development activities to date.

Our process could fail due to a software defect, and we might be held liable for a customer's loss.

Our process is running live on seven customer sites, and has been tested for over eighteen months. Tests are run daily to make sure that the process is working correctly. But even with a high level of testing and continued monitoring our system could fail, and a customer could bring action against us. Our contract does not guarantee that a customer will never lose their data, but that may not stop a customer who has incurred a loss from trying to recover the costs related to the loss of their data.

We face a likely business failure if we lose the services of our key personnel.

Our success will depend greatly upon our President and Vice-President. Robert Lisle serves as President, Treasurer and Director. Max Kipness serves as Vice-President, Secretary and Director. The loss of either of their services may hamper our ability to implement our business plan, and could cause our stock to become worthless. We will be heavily dependent upon Mr. Lisle's entrepreneurial skills and experience to implement our business plan and Mr. Kipness' technical expertise to continue the development of the services we provide. Their inability to devote full time and attention to the affairs of Assure Data, Inc. could hinder our growth. We do not have an employment agreement with either Robert Lisle or Max Kipness and there is no assurance that either will continue to manage our affairs in the future. We could lose the services of both parties, or they could decide to join a competitor or otherwise compete with us directly or indirectly, having a negative affect on our business and potentially causing the price of our stock to be worthless. The services of either Bob Lisle or Max Kipness would be difficult to replace.

Control of the company will continue to be held by two officers who are also directors.

Our management will have voting control of us, even if all of the shares offered are sold. Our management, inclusive of our board of directors, own 533,334 shares of our outstanding common stock. After completion of this offering, assuming all of the shares offered hereby are sold, our management will continue to beneficially own at least 33% of our voting securities, without giving effect to (i) any stock option plan that could be adopted by our board of directors or
(ii) any additional issuances of our common stock or other securities to management and/or others, in our board's sole discretion. As a result, our management will effectively control our affairs, including the election of all of our board of directors, the issuance of additional shares of common stock for a stock option plan or otherwise, the distribution and timing of dividends, if any, and all other matters.

The compensation of our officers will be determined at the discretion of the board of directors.

The two officers Robert Lisle and Max Kipness are also directors. As a result, as directors they will be entitled to establish the amount of their compensation, including the amount of any bonuses paid to them. In addition, because we do not have any independent directors, there will be no oversight of the reasonableness of any bonuses paid to Robert Lisle, Max Kipness or other officers, if added.

Three shareholders effectively control the board of directors and the company.

Robert Lisle and Max Kipness, our principal executive officers, hold 533,334 restricted shares for which the one year holding period expired on May 30 2004, and which will be available for resale under Rule 144 90 days after we become a reporting company. Patrica Gunter currently holds 266,666 shares of restricted shares for which the one year holding period expired on May 30 2004. These three individuals control the board of directors and the company. An additional 200,000 restricted shares have a one year holding period expiring by September 30 2004. In addition, all of our other Shareholder shares of common stock will also be eligible to use Rule 144 after expiration of their respective holding periods. A sale of shares by such security holders, whether pursuant to Rule 144 or otherwise, may have a depressing effect upon the price of our common stock in any market that might develop.

Shareholders may have no way to recoup any if their investment.

We do not expect to pay dividends on our common stock in the foreseeable future. We intend for the foreseeable future to retain earnings, if any, for the future operation and expansion of our business and do not anticipate paying dividends on our shares of common stock for the foreseeable future.

We expect additional losses.

Our current income is insufficient to allow us to rapidly expand the business without additional funding. Because we need to add full time staff and start a full time marketing program we will continue to have additional losses for the next 12 to 18 months.

We need to grow our customer base.

We must expand our customer base. Our marketing must reach our potential customer base in large numbers and educate the people responsible for the safety and recoverability of the customers' data. If we fail to attract a significant number of customers, we will not be able to grow the company as planned.

We lack staff

We currently lack full time staff. We need both marketing and technology staff to move forward with our business plan. In addition, we need administrative staff to handle the day to day office work, and allow the marketing and technical to focus on their respective areas of responsibility.

RISKS RELATED TO OUR STOCK
--------------------------

Received funds are not being placed in escrow, and can be used immediately.

Because this is a "best efforts" offering, we offer no assurances that any of our stock will be sold. This offering is being conducted on a "best efforts" basis and as such, no assurances are given as to what level of proceeds, if any, will be obtained from the sale of shares offered by us. In the event we fail to obtain all or substantially all of the proceeds sought from the sales of shares by us in this offering, our ability to implement our business plan will be materially and adversely affected, and investors may lose all or substantially all of their investment. We can provide no assurances that the subscription proceeds that may be received by us will be sufficient to sustain our operations prior to our anticipated receipt of revenues from customers. Because this is a "best efforts", no minimum offering and because we are not using an escrow agent, we will be able to use any funds received in this offering as soon as we receive the funds. Accordingly, even if we sell only a nominal amount of shares in this offering, we will be able to use those funds and the funds will not be returned to the investor or investors. In this event, and if we are unable to raise funds from another source the investor or investors who purchased the nominal amount of shares would likely lose their entire investment because we would have insufficient funds to generate sustainable cash flow from operations. If we receive less than the maximum amount of the offer we will have fewer funds to meet our business objectives and fewer shares will be available for the trading market and float.

No underwriters are involved in this offering.

We have no underwriters so no other party with a financial interest has reviewed this offering for fairness. We are offering these shares through our directors and officers and are not using an underwriter. As a result, no other person sophisticated in financial affairs has reviewed this offering to determine if it is fair or if our business plan makes financial sense.

The offering price was established arbitrarily.

We determined the offering price for these shares arbitrarily, so the market price may be much lower. We chose the offering price for these shares without basing the price on our assets, book value, net worth or any other recognized criteria of value. If a public market for our common stock ever does develop, the value of our securities could be substantially less than the $0.50 per share offering price. This could result in an immediate and significant per-share reduction in the value of your investment.


Shareholders will face inevitable dilution.

Because the price at which the shares are offered is higher than our current per share value, immediate dilution of value of our stock will occur. We are authorized to issue a substantial number of shares of common stock in addition to the shares comprising the shares offered hereby. This offering itself involves immediate and substantial dilution to investors. Any securities issued in the future, including issuances to management, could reduce the proportionate ownership, economic interests and voting rights of any holders of shares of our common stock purchased in this offering.


Stock prices could be depressed if a large amount of stock is sold.

Because we have issued shares that may become eligible for resale under Rule 144, a large amount of our stock could be sold, potentially depressing our stock price. Presently 1,000,000 outstanding shares of common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant thereto or otherwise pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three-month period (provided we are current in our reporting obligations under the Exchange
Act) subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company's outstanding common stock.


Selling shares of the stock could be difficult.

There is no public market for our shares and should be considered an illiquid investment. There is currently no market for any of our shares and no assurances are given that a public market for such securities will develop or be sustained if developed. While we plan, in connection with this offering, to take affirmative steps to request or encourage one or more broker/dealers to act as a market maker for our securities, no such efforts have yet been undertaken and no assurances are given that any such efforts will prove successful. As such, investors may not be able to readily dispose of any shares purchased hereby.


We may not remain a reporting company.

If we fail to develop a customer base that will sustain the growth of the company, we may choose to not remain a reporting company after one year.


Our stock will be subject to the penny stock regulations.

Because our stock will be subject to the penny stock regulations and may be more difficult to sell than other registered stock. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will be subject to these penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.

               SPECIAL NOTE REGUARDING FORWARD-LOOKING STATEMENTS
               --------------------------------------------------

Some of the statements under "Prospectus Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations",
"Business", and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", "continue" or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.


                                 USE OF PROCEEDS
                                 ---------------


Our net proceeds from this offering will vary depending upon the total number of shares sold by us. Regardless of the number of shares sold, we expect to incur offering expenses estimated at approximately $50,000 for legal, accounting, printing and other costs in connection with the offering. In order to have funds available to move forward with our business plan, we have to complete a minimum of 50% of the offering, or $150,000. We wish to remind investors that there is no guarantee that we will fully complete this offering or obtain this minimum amount, and that the actual proceeds we receive from the offering could be substantially less than $300,000. Our receipt of no or nominal proceeds will have a material adverse effect upon our investors and us.

The table below shows how proceeds from this offering would be used for scenarios where we sell various amounts of the shares and the priority of the use of net proceeds in the event actual proceeds are not sufficient to accomplish the uses set forth. While management has developed the following estimates to the best of its ability, there can be no assurance that we will spend the use of proceeds exactly as laid out in the table.

Total shares offered by us                  600,000       600,000       600,000
Percent of total shares offered                  50%           75%          100%
Shares sold                                 300,000       450,000       600,000

Gross proceeds from offering               $150,000      $225,000      $300,000
Less: offering expenses                      50,000        50,000        50,000
                                           --------      --------      --------
Net proceeds from offering                  100,000       175,000       250,000

Use of net proceeds

  Marketing expenses                          7,500        10,000        12,500
  Upgrade of website                         10,000        10,000        10,000
  Operating expenses &
  working capital                            82,500       155,000       227,500


Because we are selling the shares strictly through the efforts of our officers, the above numbers do not include any deductions for selling commissions. In the event we receive the maximum proceeds of $300,000, our management believes that the net proceeds, together with proceeds from our prior private placement and current revenue stream, will provide us with sufficient funds to meet our cash requirements for approximately eighteen (18) months following the receipt of this maximum amount.

We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, management will have significant flexibility in applying the net proceeds of the offering. Proceeds not immediately required for the foregoing purposes will be invested principally in federal and/or state government securities, short-term certificates of deposit, money market funds or other short term interest-bearing investments.

                         DETERMINATION OF OFFERING PRICE
                         -------------------------------

Prior to this offering, there has been no established public market for the shares of our common stock. As a result, the offering price and other terms and conditions relative to the shares of common stock offered hereby have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value, net worth, actual results of operations, or any other established objective investment criteria. There is no relationship between the offering price of the common stock and our assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price for the shares.

DILUTION
At September 30, 2004, we had a net tangible book value of $11,546. The following table sets forth the dilution to persons purchasing shares in this offering without taking into account any changes in our net tangible book value, except the sale of 600,000 shares at the offering price and receipt of $300,000, less offering expenses estimated to be $50,000. The net tangible book value per share is determined by subtracting total liabilities from our tangible assets, then dividing by the total number of shares of common stock outstanding.


                                      September 30, 2004     600,000 shares sold
                                      -----------------      -------------------

Public offering price per share       n/a                    $0.50

Net tangible book value per           $.012                  n/a
   share of common stock
   before the offering

Pro forma net tangible book           n/a                    $0.163
   value per share of common
   stock after the offering

Increase to net tangible book         n/a                    $0.151
   value per share
   attributable to purchase of
   common stock by new investors

Dilution to new investors             n/a                    $0.337

                             DESCRIPTION OF BUSINESS
                             -----------------------

GENERAL

Assure Data, Inc. was incorporated under the laws of Nevada, on Nov 18, 2002, commenced operations in April of 2003 and we are in our early developmental and promotional stages. Our general plan is to provide comprehensive automated data backup and retrieval services for small to medium sized businesses, up to $250 million in annual sales, both in the United States as well as foreign countries. Our service is unique in that we maintain two separate data backup up repositories, one local to the customer and the second in a secure off-site facility. The updates from the local server are transferred from the local backup server to the off-site facility via high speed internet connectivity. We also provide customers with multi-level email virus protection, and `SPAM' filtering.

ASSURE DATA REMOTE BACKUP SERVICE

Customers choose what data on their servers and workstations that they wish to have backed up. This is accomplished using a web-browser based `client' provided by Assure Data. This `client' provides a secure connection to both the local Assure Data Remote Backup Server, and the off-site secure server. The automated backup runs at the specified time and creates a copy any newly created files, and changes to any old files. This backup data is then transmitted via the Internet to the off-site secure facility. Thus companies have two full data backups available in case of an equipment failure or a disaster to their facilities. The retrieval of the data is also accomplished via the web-based browser `client'. End user companies are assured of having all data available to be reviewed buy just opening the web-based browser and following the data hierarchy and selecting what data is to be restored.

ASSURE DATA VIRUS AND SPAM PROTECTION SERVICES

Virus protection services are provided using the latest available virus detection processes. Assure Data tracks no less than three separate virus checking processes. All in-coming emails and attachments are checked prior to them being routed to the customers systems. The `SPAM' filtering service uses the latest heuristic algorithms of three internationally recognized `SPAM KILLERS' to stop up to 98% of `SPAM' while allowing users to regulate specific email servers as `Accept' or `Decline'. Assure data charges setup fees, based on the services required by the customer, including helping with the data selection, and any special security required by the customer. Once the setup is complete the backup service runs with no human intervention required. Assure Data then changes a monthly fee based on the total amount of data the customer backs up, the amount of data transferred each night, plus a standard base minimum. This creates a continuing revenue stream that does not require direct or daily attention from the Assure Data staff.

The data is backed up and email reports are automatically sent to the customer as well as Assure Data staff. If a service fails, additional notification to Assure Data staff via cell phone text messages are sent to alert the Assure Data staff prior to receiving a call from the customer. When a failure does occur, for what ever reason, including the loss of internet connectivity, Assure Data makes calls to the customer to notify them of the failure.

All backed up data is maintained on computer hard disk. This is more reliable than tape or other linear processes. In addition, the retrieving of a single file or small number of files becomes almost effortless. If a file or series of files requires restoring, the data is normally retrieved from the Assure Data Remote Backup Server. This is the server that is directly attached to the customer's network, and the data is transferred at higher network data transfer rates. The only time the off-site facility is used for data retrieval, is when the Assure Data Remote Backup Server is not available. The most likely situation for this is when a system wide disaster has occurred such as a fire or natural disaster.

THE PRIMARY MANNER IN WHICH WE EXPECT TO CONDUCT BUSINESS

Assure Data has obtained the rights to a select email listing of information technology employees and consultants. This email list will be used to contact people who are directly responsible or involved in the maintaining of business data. These are people who have the responsibility of making sure that the critical business data they have been entrusted with is safe and available in case of disaster including server and workstation failures, as well as equipment or facility losses. These individuals will receive emails describing our services and a link to the Assure Data Inc. web site.

WEB SITE

We currently have one domain name registered, www.assuredata.com. This site describes our services and provides contact information. The web site will be updated on a continuing basis to better inform potential customers of our services. We will post all of our SB2 filings on our web site.

DATA BACKUP INDUSTRY IN GENERAL

TAPE

The data backup industry is filled with many companies that use various backup methodologies. The most common method is some form of tape as the backup media. Tape backup comes in many different forms and has advanced over the years in its capacity and speed in backing up data. The restore process for tape has improved little in comparison, and the inherent problems with tape failures have not been solved. Small businesses have relied on tape when they have chosen to attempt to backup their critical data. The process is often relegated to some office person who in time fails to make sure that the backups are good or even made on a regular basis. Tape failures are common, with as many as 50% of all tape backups having some error. Tape is inconvenient in that a manual process must take place to replace the tapes, and store them in some safe environment. Tapes are not checked after a save of the data has been performed. Tape is linear, and the process to verify that the data has been correctly backed up takes as much time as the backup itself, that it is not practical to implement such testing.

The total amount of data that small businesses maintain has grown geometrically over the last 10 years. Companies have Gigabytes of information that needs to be backed up. Larger tape capacity tapes have been developed, but the cost for those solutions has increased as well.

HARD DISK

Hard disk backup has become a viable solution, as the price of hard disc storage has dropped. There are solutions available based on using external large capacity hard drives attached directly to a network. In many cases a copy of the data is made, and in case of a failure of the main storage occurs, the data is available on the external hard drive. This process has the advantage of being a faster and more accurate backup process. It does not however protect a company if the main computer location, room or building, is damaged.

SOFTWARE SOLUTIONS USING OFF-SITE STORAGE OF DATA

There are software solutions that track changes to data, and upload that information via the Internet to a system in a facility in another physical location. This method keeps a current backup in a secondary location that can be retrieved if the main storage is unavailable do to system failure. The problem with this process is that bandwidth usage of a companies Internet connection is being used continuously. Many companies have the minimum bandwidth they can survive with, do to the cost of high speed Internet connectivity. This additional usage can have a large effect on other Internet usage, slowing down users during normal business hours. Also, the software running on each server and workstation that monitors the data being changed and process that data and uploads it to the off site location, can place a significant load on the computer and slow its processing of the normal work being performed.

COMPETITION

Our competition will come from companies that use all the above discussed methods, as well as other or new technologies. We feel that we have combined several concepts together, that solve the practical problems and limitations of other backup methods, while being able to cost effectively provide the level of backup data protection services that small business need, and will use.

OUR CONCEPT AND TECHNOLOGY

Our founders have over 40 years of computer industry related experience. Dealing with daily data backup issues was one of the areas managed by them. Over the years, data loss and attempted recovery was dealt with many times. As consultants to companies, and as data processing managers for companies, they made recommendations on how a company should back up their critical data.

With the advent of more reasonably priced high speed Internet connectivity, and the dramatic increase of hard disk capacity, and decreased relative cost, a different overall methodology was developed taking advantage of the following technologies.

         o Hard disk is more reliable than tape. It constantly self checks, and redundant data checks are automatically performed when any data is written to the disk. Hard disk is not linear, and therefore random data retrieval for testing purposes can be accomplished quickly and easily.
         o The use of high-speed Internet connections in small business has become commonplace. Most companies have DSL or ISDN connections. Many have partial T1 connections with even greater bandwidth available.
         o The use of the Internet has made most computer users comfortable using a `browser' such as Internet Explorer or Netscape.
         o Computer software algorithms that allow data compression and soft data pointers that can mark changes in a data file at a very low level have been developed.
         o Open source operating systems, such as Linux, are available at almost no cost, and can be configured to be virtually hack proof and virus proof.
         o Custom computer configurations can be created, reducing the cost of a single computer system.
         o Backup services are but one service that the backup server can perform.
         o Large secure site facilities for co-location are available in most major cities. These facilities have redundant power supplies, emergency power generators and multiple connections directly to the Internet Back Bone infrastructure.

Based on the above technologies, we developed the Assure Data Remote Backup Service. We believe our advantages are as follows.

         o We maintain two sets of backed up data, with 30 days of information. We use compression and soft pointers to reduce the total amount of data that needs to be stored and transferred. This reduces the total cost of maintaining the multiple copies of the data.
         o The local copy is maintained on a `Locked Down' Linux based system. This system is directly connected to the local network. It performs the initial daily backup of all selected computers, directories and files. Then it transfers, via an encrypted transmission over the Internet, the backed up data to a secure server in a secure facility. This insures that a complete second copy of the backed up data is available in case of damage to the original facility.
         o The process is totally automated. No human intervention is required. Our system is self monitoring, and emails for success and failures are sent to both the Assure Data staff, and selected individuals of the company. This insures that if a failure does occur, immediate action is taken to insure that the problem is resolved, and the data is backed up as soon as possible.
         o If a complete local failure occurs, do to a facility loss, such as fire or a natural disaster, we load a complete copy of the companies data onto a new backup server and ship it over night to what ever facility the company will be using for their new computer location. We then help them restore the lost data to the new hardware.
         o If the loss of data is only on a single computer, and our local backup system is functioning normally, the customer can retrieve the data directly from the local backup system, without having to transfer large amounts of data across the internet. If a customer needs to retrieve a single file or directory from any time in the last thirty days, the customer uses the web based `Assure Data Client Interface' and restores the correct data from the local unit. At any time the customer can access the data on the Remote Secure Server, via the Internet to restore data for testing or any other reason they may have.
         o The pricing is based on the actual storage and bandwidth usage. This makes the service available and cost effective for any company that needs to backup one Gigabyte to one hundred Gigabytes of data.
         o The system can be managed from any location where a connection to the Internet is available. This includes the customer selection of data to be backed up as well and the restoration of the data. Our staff can manage the entire process remotely, including our on site local backup systems located on the customer site, and the secure server located in the secure facility located in Dallas.

MARKETING OUR SERVICES

Our marketing plan will use four main concepts.

         o Internet marketing using Google Smart Pages and other Internet search engines. We are currently getting several hundred hits per month and have developed customers from these leads. As we progress we expect to develop an online demo of our product.
         o We have acquired an extensive list of email addresses for IT and Network administrators in the US, Canada and Europe. We are developing an email campaign to market directly to these decision makers who are directly involved with the maintenance and security of the data on the networks and computer systems they are responsible for. Our initial marketing and surveys pointed to these types of individuals as the primary point of contact for our marketing efforts. These people understand the need for insuring the safety of the companies data, and then they take the information we provide to any other level of management that is involved with the decision making process.
         o Currently we have no strategic marketing partners. But as we have purchased goods and services from other companies, we have discussed our services with them, and we have offered specific commission based programs to those that are potentially interested in re-marketing our services.
         o Our officers have contacts and have developed those into customers. In addition, referrals from current customers have resulted in leads to other possible customers.


EXPECTED EMPLOYEE REQUIREMENTS

As the company expands, it is our intention to have the services of Bob Lisle and Max Kipness in a full time capacity. If the full amount of the offering is raised, Max Kipness will become involved on a full time basis. Depending on additional customers being added, Bob Lisle will eventually become involved on a full time basis. Our projections for employees being added are that each two hundred customers will require a new employee. This ratio will be monitored and adjusted as needed. Our process is totally automated, but we need to insure that if a customer requires help, or just wants to talk to a live Assure Data representative, that they will be able to do so quickly. Each employee will be responsible for approximately $500,000 in annual revenue. We do plan to bring on the first additional employee as soon as the revenue stream allows us to do so. The fourth employee will not be hired until we reach the required six hundred customers.


FACILITIES AND OFFICES

We currently have offices in Frisco Texas. Bob Lisle and Max Kipness do much of their work remotely from their respective offices, or home offices. No large office space or facilities are required at this time, and we do not expect to require them in the near future. If we grow to be a $5,000,000 a year company, the total number of employees will be between eight and ten. We will continue to use secure co-location facilities available across the country and in Europe, rather than create our own facilities. Using these co-location facilities is far more cost effective, and allows us to put customer's data in locations that make logical sense from the prospective of the customer.


           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS
           ----------------------------------------------------------

As of the date of this prospectus, we have seven customers currently using the Remote Backup Services of Assure Data Inc. The total average revenue from these seven customers is approximately $1,775 per month. Expansion of our business will require significant capital resources that may be funded through the sale of equity or debt securities issued by us, in addition to the proceeds from our private placement and this offering.

As of September 30, 2004, we have spent a total of approximately $107,000 in general operating expenses, expenses, product development, marketing, and legal and accounting fees. We paid the amounts used in these activities from funds obtained in a private placement offering in which we raised $100,000 in cash from April 2003 to September 2003, and approximately $18,000 in revenue from our customers.

Currently our president is not charging any hourly service fees to Assure Data Inc. Only actual expenses being incurred are being reimbursed at this time, including accounting, legal, co-location fees, outside programming and other expenses required to operate the company. In the future when operating income increases or sufficient capital is raised from this offering Mr. Lisle may choose to charge for his services. In addition, as soon as operating income increases or sufficient capital is raised from this offering, Mr. Kipness may choose to charge for his services.

Given our low monthly cash flow requirement and the agreement of our officers to forego salaries until such time as the operating income increases, we believe that, even though our auditors have expressed substantial doubt about our ability to continue as a going concern, we have sufficient financial resources to meet our obligations for at least the next twelve months even without the proceeds of this offering. Assuming that we do not increase our current capacity to provide services, our primary cash requirements would be those associated with maintaining our current customer base and maintaining our status as a reporting entity. We believe that on an annual basis those costs would not exceed an average of $1,000 per month. Based on this belief, we would have adequate financial resources to meet our financial obligations as we currently conduct business for at least twelve months following the date of this prospectus. In addition, we currently have the capacity to add 36 more customers with an average monthly service charge of $250 without increasing our current monthly expenses. If all 36 customers were added this would increase our monthly revenues by $9000 per month, and allow continued growth with no requirement for additional funding. The time necessary to grow the company with out the capital raised from this offering will be much longer than if the capital is available to start major marketing of the Assure Data services.

If we obtain funding from the sale of shares in this offering, we will be able to move forward with our business plan. Executing our business plan will significantly change our cash needs and monthly burn rate. Based upon our planned use of proceeds from this offering, we will have to complete at least 50% of the offering, or $150,000 in order to have sufficient funds available to move forward with our business plan.

The early stages of our business plan are complete. We have a functional service with paying customers and a small monthly revenue stream. We have a web site that is listed with a number of search engines, and have a specific `Add Words' agreement in place with Google, that we receive phone calls from potential customers weekly as well as `hits' that are turning into customers and potential customers. This site needs to be expanded and the mass marketing portion of our business plan will be started. We intend to have Mr. Lisle and Mr. Kipness spend full time on the services Assure Data Inc. provides and move customer acquisition to a new level. Mr. Kipness will add additional functionality to our current services and add new services that are related to the remote backup process now in place. Low cost office space is available and all other expenses will be monitored closely to assure that the focus of the next phase of the business plan moves ahead as planed.

Over the next twelve months we expect our primary expenses to be associated with new customer acquisition, customer support, upgrades to our current services and development of new related services. Our business plan is such that if we are successful in generating net profits from our activities and raising additional funds, we will acquire more customers, engage in more advertising, hire additional staff and attempt to grow our company in an orderly way. If we are successful in raising the entire $300,000 proposed to be raised in this offering by us, we expect such $300,000, together with the proceeds from our prior private placement, and our current cash flow, to be sufficient to allow us to conduct business for at least eighteen (18) months. If we are unable to raise this entire $300,000 amount, our ability to continue as a going concern may be jeopardized and we may be required to cease conducting operations in less than 1 year. We wish to remind investors that there is no guarantee that we will be able to secure any new customers.

We are conducting this offering, in part, because we believe that an early registration of our equity securities will minimize some of the barriers to capital formation that otherwise exist. By having a registration statement in place, we believe that we will be in a better position, either to conduct a future public offering of our securities or to undertake a private placement with registration rights, than if we were a privately held company. Registering our shares may help minimize the liquidity discounts we may otherwise have to take in a future financing because investors may have confidence that the Rule 144(c)(1) public information requirement will be satisfied and a public market will exist to effect Rule 144(g) broker transactions. We believe that the cost of registering our securities and undertaking the required disclosure obligations will be more than offset by being able to get better terms for future financing efforts. No specific investors have been identified.

                               ACCOUNTING POLICIES
                               -------------------

REVENUE RECOGNITION

We expect to generate revenue from providing automated data backup and retrieval services, virus protection services and `spam' blocking services. Our current clients have been very satisfied with our services and contacts with potential customers are ongoing.

STOCK-BASED COMPENSATION

We account for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and comply with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" as amended by SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of FASB Statement No. 123". Under APB Opinion No. 25, compensation expense for employees is based on the excess, if any, on the date of grant, between the fair value of our stock over the exercise price.

We account for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123 and SFAS No. 148 and Emerging Issues Task Force ("EITF") Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services." All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counterparty's performance is complete or the date on which it is probable that performance will occur.

                                  SALES TO DATE
                                  -------------

We have seven customers currently on line that produce approximately $1775 per month in continuing revenue. This amount varies slightly based on the total amount of data being backed up by a customer. Our monthly costs to maintain these customers are less that $350 per month. This is our cost to house our secure server in a secure facility in Dallas Texas. We have approximately $2000 in cash. We have no future obligations, and the monthly service fee we pay for the secure server location and internet connection is on a month to month basis.

                        DIRECTORS AND EXECUTIVE OFFICERS
                        --------------------------------

Mr. Robert Lisle, age 55, is our President, Treasurer and a Director. Mr. Lisle has 25 years of experience in the computer and computer consulting fields. He has been the President of Information Technology Systems Inc. and Lisle & Associates for the past twenty-four years. Previous to that he was a systems analyst for Century 21 Real Estate in Irvine California. Previous to that he was the Data Processing Manager for JSH Electronics in Culver City California.

Mr. Max Kipness, age 37, is our Vice President, Secretary, and a Director. Mr. Kipness is a Certified Microsoft Engineer as well as a Cisco Certified Engineer. He has run his own consulting service business for 5 years. He was also a Partner in a computer retailing operation, located in Dallas. Mr. Kipness will be serving as the Chief Technology Officer of the company.

We presently expect to conduct our first annual meetings of shareholders and directors in March 2005 at which time directors will be elected. All directors will serve for a period of one year unless removed in accordance with our bylaws.

                             EXECUTIVE COMPENSATION
                             ----------------------

We currently have no employees. Mr. Lisle has been compensated by Information Technology Systems Inc. which has invoiced Assure Data Inc. for his services, during 2003, and the first nine months of 2004.

Mr. Kipness has been reimbursed for direct expenses, services, as well as supplies and equipment purchased on behalf of Assure Data Inc. during 2003 and the first nine months of 2004.

No stock has been issued to any officer, employee or director of the company except in their capacity as investors. Although we have no current plan in existence, we may adopt a plan to pay or accrue cash compensation to our officers and directors for services rendered. We currently do not have a stock incentive plan for the benefit of officers, directors or employees, but our Board of Directors may recommend the adoption of such programs in the future.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                 ----------------------------------------------


Mr. Lisle loaned us $1,000 to open a checking account and start the basic operations. That loan was repaid from the initial dollars received from a private offering.

Mr. Lisle is the president of Information Technology Systems Inc., and performed services on behalf of Information Technology Systems Inc. and its client Assure Data Inc. All related fees were invoiced by and paid to Information Technology Systems Inc. The total amount for 2003 and the first nine months of 2004 for services, excluding reimbursed actual expenses, is $55,218.

Mr. Kipness has a consulting service and has invoiced and been paid for services performed for Assure Data Inc. The total amount for 2003 and the first nine months of 2004 for services, excluding reimbursed actual expenses, is $829.


PROMOTERS

Mr. Lisle and Mr. Kipness developed the processes and services provided by Assure Data, Inc. They each purchased 266,677 shares of stock at $.001 per share. In addition, all rights to the processes developed have been granted to Assure Data, Inc. The processes granted to Assure Data, Inc. took in excess of 1 year to develop, and were operating fully at the time of incorporation. No specific value was set on the intellectual property provided by Mr. Lisle and Mr. Kipness. The rights were granted with the full intent that Mr. Lisle and Mr. Kipness would be major stock holders in the company and use this technology to build the company into a large and highly profitable company.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
         --------------------------------------------------------------

As of September 30, 2004, the Company has issued and outstanding 1,000,000 shares of Common Stock. There is no other class of voting security of the Company issued or outstanding. The following table sets forth the number of shares of Common Stock beneficially owned as of September 30, 2004 by (i) each director, (ii) each executive officer named in the Summary Compensation Table and (iii) each person known to own beneficially more than 5% of our stock and
(iv) all directors, named executive officers and other executive officers as a group. We calculated beneficial ownership according to Rule 13d-3 of the Securities Exchange Act as of that date.

Beneficial ownership generally includes voting and investment power with respect to securities. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned.


                             Shares of Common Stock

Name                                      Number of Shares Owned    % Total Outstanding Shares
Robert Lisle                                     266,667                       26.7%
6680 Yosemite Ln.
Dallas, TX 75214

Max Kipness                                      266,667                       26.7%
549 Valley View Dr.
Lewisville, TX 75067

Patrica Gunter                                   416,666                       41.6%
174 FM 1830
Argyle, TX  76226

Each person known to own
beneficially more than 5% of our stock (3)       950,000                       95.0%



                            DESCRIPTION OF SECURITIES
                            -------------------------

COMMON STOCK

Assure Data, Inc. is authorized to issue 100,000,000 shares of common stock, $.001 par value per share, of which 1,000,000 shares were issued and outstanding as of the date of this Prospectus. The outstanding shares of common stock are fully paid and non-assessable. The holders of common stock are entitled to one vote per share for the election of directors and with respect to all other matters submitted to a vote of stockholders. Shares of common stock do not have cumulative voting rights, which mean that the holders of more than 50% of such shares voting for the election of directors can elect 100% of the directors if they choose to do so. Our common stock does not have preemptive rights, meaning that our common shareholders' ownership interest would be diluted if additional shares of common stock are subsequently issued and the existing shareholders are not granted the right, in the discretion of the Board of Directors, to maintain their ownership interest in our company. Upon any liquidation, dissolution or winding-up of our company, our assets, after the payment of debts and liabilities, will be distributed pro-rata to the holders of the common stock. The holders of the common stock do not have preemptive or conversion rights to subscribe for any of our securities and have no right to require us to redeem or purchase their shares.

The holders of Common Stock are entitled to share equally in dividends, if and when declared by our Board of Directors, out of funds legally available therefore, subject to the priorities given to any class of preferred stock which may be issued.


STOCK OPTIONS

As of the date of this Prospectus, no stock option plan is in effect and no options have been granted by the board of directors.


TRANSFER AGENT AND REGISTRAR

Securities Transfer Corporation, Frisco, Texas, serves as the transfer agent and registrar for our shares of common stock.

            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS
            --------------------------------------------------------

This is our initial public offering so there is currently no public trading market for our common stock. We hope to have our common stock prices listed on the bulletin board maintained by the National Association of Securities Dealers. To be eligible to have our common stock quoted on the bulletin board, we will be required to file with the Securities and Exchange Commission periodic reports required by the Securities and Exchange Act of 1934 and thus be a "reporting" company, a step we will attempt to accomplish after the effective date of this registration statement.

As of September 30, 2004, there were 1,000,000 common shares issued and outstanding. All of these common shares were issued under Section 4(2) of the Securities Act, and will be subject to the re-sale restrictions of Rule 144.


We have never paid dividends and do not expect to declare any in the foreseeable future. Instead, we expect to retain all earnings for our growth. Although we have no specific limitations on our ability to pay dividends, the corporate law of Nevada, the State under which we are organized, limits our ability to pay dividends to those instances in which we have earnings and profits. If we are unable to achieve earnings and profits in a sufficient amount to satisfy the statutory requirements of Nevada, no dividends will be made, even if our Board of Directors wanted to pay dividends. Investors should not purchase shares in this offering if their intent is to receive dividends.


                              PLAN OF DISTRIBUTION
                              --------------------

We are offering up to a maximum of 600,000 shares at a price of $0.50 per share to be sold by us through the efforts of our executive officers. Since our shares are sold through our executive officers, no compensation will be paid with respect to such sales. In addition, because the offering is conducted on a "best efforts" basis, there is no assurance that any of the shares offered hereby will be sold.

The offering will remain open until the earlier of the sale of all of the shares offered by us or 90 days after the date of the prospectus, or unless we determine, in our discretion, to cease the selling efforts prospectus. Our officers, directors and stockholders and their affiliates may purchase shares in this offering.

There is no minimum number of shares that must be sold to complete the offering. As a result, there will be no escrow of any of the proceeds of this offering. Accordingly, we will have use of such funds once we accept a subscription and funds have cleared. Such funds shall be non-refundable except as may be required by applicable law.

Upon effectiveness of this registration statement, we will conduct the sale of the shares we are offering on a self-underwritten, best-efforts basis. This means that we do not have an underwriter and that we will sell the shares directly to investors. Participating on our behalf in the distribution is Robert Lisle, our Principal Executive Officer, who is exempt from registration as a broker dealer under Rule 3a4-1 of the Securities Exchange Act. All shares of our common stock that we are registering for sale by the company that we are able to sell will be sold at a price per share of $0.50. There can be no assurance that we will sell all or any of the shares offered. We have no arrangement or guarantee that we will sell any shares. All subscription checks shall be made to the order of Assure Data, Inc.

We will pay all the expenses incident to the registration, offering and sale of the shares to the public.

Under the penny stock regulations, a broker-dealer selling penny stocks to anyone other than an established customer or "accredited investor" (generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. In addition, unless the broker-dealer or the transaction is otherwise exempt, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the Registered Representative and current quotations for the securities. A broker-dealer is additionally required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

                        INVESTOR SUTIABILITY REQUIREMENTS
                        ---------------------------------


This offering is limited to "accredited investors" who are high net worth and/or sophisticated investors as more fully described below.

ACCREDITATION REQUIREMENTS

An investor is an "accredited investor" only if such investor meets one or more of the following:

         (i) the investor is a natural person who has a net worth , or joint net worth with that person's spouse exceeding $1,000,000 at the time of purchase;
         (ii) the investor is a natural person who individually had income in excess of $200,000 in each of the two most recent years, or joint income with that person's spouse in excess of $300,000 in each of those years, and who reasonably expects income in excess of those levels in the current year;
         (iii)    the investor is a director or executive  officer  Assure Data,
                  Inc.;
         (iv) the investor is either (a) a bank defined in Section 3(a)(2) of the securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual of fiduciary capacity; (b) any broker or dealer registered pursuant to
                  Section 15 of the Securities Act of 1934 as amended; (c) an insurance company as defined in Section 2(13) of the Securities Act; (d) an investment company registered under the Investment Company Securities Act; (e) a Small Business Investment Company licensed by the United States Small Business Administration under Section 301(d) or (d) of the Small Business Investment Securities Act of 1958; (f) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such a plan has total assets in excess of $7,000,000; (g) an employee benefit plan within the meaning of Title 1 of the Employee Retirement Income Security Act of 1974, as amended, if the investment decision is made by a plan fiduciary, which is either a bank, a savings and loan association, insurance company, or registered investment advisor, or if the plan has assets in excess of $7,000,000, or if a self-directed plan, with the investment decisions made solely by persons that are accredited investor;
         (v)      the investor is a private business  development  company under
                  Section 202(a)(22) of the Investment Advisers Securities Act of 1940;
         (vi) the investor is any organization described in Section 501(c)(3) of the Internal Revenue Code and certain other corporations, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $7,000,000;
         (vii) the investor is any trust with total assets in excess of $7,000,000 not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as defined in Section 230.506(b)(2)(ii) of Regulation D promulgated under the Securities Act; or
         (viii) the investor is any entity in which all of the equity owners are accredited investors.


In the case if a husband and wife subscribing jointly, satisfaction of the net worth standards must be determined by aggregating their net worth and satisfaction of the income standards must be determined by joint or individual tax returns, as the case may be. Any other persons subscribing for shares jointly, including members of partnerships formed for the purpose of purchasing shares, must each satisfy the applicable net worth and income standards without regard to the other joint purchasers. In the case if a subscriber that is itself a partnership (other than a partnership formed for the purpose of purchasing shares) of a trust, the applicable net worth income standards must be satisfied by the entity. In the case of a subscriber purchasing as custodian for a minor, the applicable net worth standards must be satisfied by the custodian.

Each subscriber will be required to satisfy the investor suitability standards set forth above. An investment in the shares is only suitable for those investors who have adequate means to provide for their current needs and personal contingencies and who have no need for liquidity in this investment. Furthermore, investors must demonstrate an appropriate level of financial sophistication. Investors should recognize that the suitability standards set forth above are minimum requirements and that the satisfaction of these standards does not necessarily mean that investment in the shares is suitable for an investor meeting these standards. We reserve the right to reject any subscription for any reason whatsoever.

We will require each investor to make representations and warranties relating to the suitability of an investment in the shares for each investor as set forth in the form of subscription agreement to accompany this prospectus. We may also make or cause to be made such further inquiry as we deem appropriate. We may, in our absolute discretion, reject subscriptions, in whole or in part, or allot to a particular investor fewer that the number of shares for which the investor subscribed. We reserve the right to modify or increase the suitability standards with respect to certain investors, in order to comply with any applicable state or local laws, rules or regulations or otherwise.

                                  LEGAL MATTERS
                                  -------------



                                     EXPERTS
                                     -------

The financial statements of Assure Data Inc. as of December 31, 2003 and for the period from April 28, 2003 (commencement) to December 31, 2003 appearing in this prospectus have been audited by the firm of Tschopp, Whitcomb & Orr, P.A., independent certified public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.


                      WHERE YOU CAN FIND MORE INFORMATION
                      -----------------------------------

We have filed a registration statement under the Securities Act with respect to the securities offered hereby with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to Assure Data, Inc. and the securities offered hereby, reference is made to the registration statement, including all exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N. W., Room 1024, Washington, D.C. 20549 at prescribed rates during regular business hours. You may obtain information on the operation of the public reference facilities by calling the Commission at 1-800-SEC-0330. Also, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in its entirety by such reference. We will provide, without charge upon oral or written request of any person, a copy of any information incorporated by reference herein. Such request should be directed to us at Assure Data, Inc., 2591 Dallas Parkway Suite 102 Frisco, Texas 75034 Attention: Robert Lisle, President.


Following the effectiveness of this registration statement, we will file reports and other information with the Commission. All of such reports and other information may be inspected and copied at the Commission's public reference facilities described above. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is http://www.sec.gov. In addition, we intend to make available to our shareholders annual reports, including audited financial statements, un-audited quarterly reports and such other reports as we may determine.

                                ASSURE DATA, INC.
                          (A Development Stage Company)


                                Table of Contents




Independent Auditors' Report..................................................F2


Financial Statements:

   Balance Sheets as of December 31, 2003 and September 30, 2004 (unaudited)..F3

   Statements  of Operations  for the period from April 28, 2003
   (commencement) to December 31, 2003, the nine months ended September 30,
   2004 (unaudited) and the period from April 28, 2003 (commencement) to
   September 30, 2004 (unaudited).............................................F4

   Statements of Stockholders' Equity for the period from April 28, 2003 (commencement) to December 31, 2003 and the nine months ended
   September 30, 2004 (unaudited).............................................F5

   Statements of Cash Flows for the period from April 28, 2003
   (commencement) to December 31, 2003, the nine months ended September
   30, 2004 (unaudited) and the period from April 28, 2003 (commencement) to
   September 30, 2004 (unaudited).............................................F6

Notes to Financial Statements.................................................F7


















                                       F1

                          Independent Auditors' Report
                          ----------------------------

The Board of Directors
Assure Data, Inc.:

We have audited the accompanying balance sheet of Assure Data, Inc. (a development stage company) as of December 31, 2003 and the related statements of operations, stockholders' equity and cash flows for the period from April 28, 2003 (date of commencement) through December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Assure Data, Inc. (a development stage company), as of December 31, 2003 and the results of its operations and its cash flows for the period from April 28, 2003 (date of commencement) through December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 3 to the financial statements, the Company has generated minimal revenues and experienced an accumulated deficit of approximately $86,000 through December 31, 2003. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in note 3. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.



/s/ Tschopp, Whitcomb & Orr, P.A.
March 31, 2004





                                       F2

                                ASSURE DATA, INC.

                          (A Development Stage Company)

                                 Balance Sheets



                                                  Assets
                                                                        September 30,
                                                        December 31,         2004
                                                           2003          (Unaudited)
                                                       -------------    -------------
Current assets:
      Cash                                             $       4,999            1,498

      Accounts receivable                                      1,775            7,815
                                                       -------------    -------------

              Total current assets                             6,774            9,313

Property and equipment, net of
  accumulated depreciation of $389 and $2,476                  7,736            7,550
                                                       -------------    -------------

                                                       $      14,510           16,863
                                                       =============    =============

              Liabilities and Stockholders' Equity

Current liabilities:
      Accounts payable                                 $        --              5,317
                                                       -------------    -------------

Stockholders' equity:
   Common stock: $.001 par value.  Authorized:
   100,000,000 shares; issued and outstanding:
   1,000,000 shares                                            1,000            1,000
   Additional paid-in capital                                 99,800           99,800
   Deficit accumulated during the development
   stage                                                     (86,290)         (89,254)
                                                       -------------    -------------

              Total stockholders' equity                      14,510           11,546
                                                       -------------    -------------

              Total liabilities and
              stockholders' equity                     $      14,510           16,863
                                                       =============    =============









See accompanying notes to financial statements.

                                       F3


                                ASSURE DATA, INC.

                          (A Development Stage Company)

                            Statements of Operations

                                                                                      Period from
                                            Period from          Nine months         April 28, 2003
                                           April 28, 2003           ended          (commencement) to
                                         (commencement) to      September 30,        September 30,
                                            December 31,             2004                 2004
                                               2003              (Unaudited)          (Unaudited)
                                         -----------------    -----------------    -----------------
Revenues                                 $           3,280               14,669               17,949
                                         -----------------    -----------------    -----------------

Costs and expenses:
 Product development and marketing                  10,150                 --                 10,150
 General and administrative                         79,420               17,633               97,053
                                         -----------------    -----------------    -----------------

           Total costs and expenses                 89,570               17,633              107,203
                                         -----------------    -----------------    -----------------

           Net loss                      $         (86,290)              (2,964)             (89,254)
                                         =================    =================    =================

Basic and diluted loss per share         $           (0.10)               (0.00)               (0.09)
                                         =================    =================    =================

Weighted average number of shares
   outstanding - basic and diluted                 894,889            1,000,000              942,164
                                         =================    =================    =================









See accompanying notes to financial statements.

                                       F4


                                ASSURE DATA, INC.

                          (A Development Stage Company)

                       Statements of Stockholders' Equity

   Period from April 28, 2003 (commencement) through December 31, 2003 and the nine months ended September 30, 2004 (Unaudited)




                                          Common Stock            Additional                         Total
                                   ---------------------------     Paid-in        Accumulated    Stockholders'
                                      Shares         Amount        Capital          Deficit         Equity
                                   ------------   ------------   ------------    ------------    ------------
Common stock issued at inception        800,000   $        800           --              --               800

Common stock issued in private
placement                               200,000            200         99,800            --           100,000

Net loss                                   --             --             --           (86,290)        (86,290)
                                   ------------   ------------   ------------    ------------    ------------

Balances at December 31, 2003         1,000,000          1,000         99,800         (86,290)         14,510

Net loss (unaudited)                       --             --           (2,964)         (2,964)
                                   ------------   ------------   ------------    ------------    ------------

Balances at September 30, 2004
(unaudited)                           1,000,000   $      1,000         99,800         (89,254)         11,546
                                   ============   ============   ============    ============    ============





















See accompanying notes to financial statements.

                                       F5


                                ASSURE DATA, INC.

                          (A Development Stage Company)

                            Statements of Cash Flows
                                                                                     Period from
                                                   Period from                      April 28, 2003
                                                  April 28, 2003    Nine months     (commencement)
                                                  (commencement)       ended             to
                                                        to         September 30,    September 30,
                                                   December 31,         2004             2004
                                                       2003         (Unaudited)      (Unaudited)
                                                  -------------    -------------    -------------
Cash flows from operating activities:
     Net loss                                     $     (86,290)     $    (2,964)   $     (89,254)
     Adjustments to reconcile net loss to
        net cash used in operating activities:
          Depreciation                                      389            2,087            2,476
          Changes in assets and liabilities:
             Accounts receivable                         (1,775)          (6,040)          (7,815)
             Accounts payable                              --              5,317            5,317
                                                  -------------    -------------    -------------

          Net cash used in operating activities         (87,676)          (1,600)         (89,276)
                                                  -------------    -------------    -------------

Cash flows from financing activities:
     Proceeds from issuance of notes payable              1,000             --              1,000
     Repayment of notes payable                          (1,000)            --             (1,000)
                                                  -------------    -------------    -------------

          Net cash provided by (used in)
            financing activities                           --               --               --
                                                  -------------    -------------    -------------

Cash flows from investing activities:
     Purchase of property and equipment                  (8,125)          (1,901)         (10,026)
     Proceeds from issuance of common stock             100,800             --            100,800
                                                  -------------    -------------    -------------

          Net cash provided by (used in)
            investing activities                         92,675           (1,901)          90,774
                                                  -------------    -------------    -------------

          Net increase (decrease) in cash                 4,999           (3,501)           1,498

Cash at beginning of period                                --              4,999             --
                                                  -------------    -------------    -------------

Cash at end of period                             $       4,999      $     1,498    $       1,498
                                                  =============    =============    =============






See accompanying notes to financial statements.

                                       F6

                                ASSURE DATA, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements

                                December 31, 2003


(1)  Organization and Summary of Significant Accounting Policies

     (a)  Organization

          Assure Data, Inc. (the "Company") is a Nevada corporation which was formed in November, 2002 and commenced operations in April 2003. The Company provides fully automated remote data backup services for small to medium sized businesses.

     (b) Property and Equipment

          Property and equipment are recorded at cost and depreciated over the estimated useful lives of the assets which are three years, using the straight-line method.

     (c)  Income Taxes

          Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Changes in tax rates are recognized in the period that includes the enactment date.

     (d) Financial Instruments Fair Value, Concentration of Business and Credit Risks

          The carrying amount reported in the balance sheet for cash and accounts receivable approximates fair value because of the immediate or short-term maturity of these financial instruments.

     (e)  Use of Estimates

          Management of the Company has made certain estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

     (f)  Earnings or Loss per Common Share

          Basic and diluted loss per common share have been computed based upon the weighted average number of common shares outstanding during the period presented. At December 31, 2003, there were no common stock equivalents outstanding.

     (g)  Cash Flows

          For purposes of cash flows, the Company considers all highly liquid investments with original maturities of three months of less to be cash equivalents.


                                       F7

                                ASSURE DATA, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements

                                December 31, 2003

(2)  Related Party Transactions

     The Company paid consulting fees of approximately $64,000 to, and purchased approximately $2,000 of equipment from, a company owned by one of its officers and shareholders during the period ended December 31, 2003.

(3)  Going Concern and Management's Plans

     The Company's combined financial statements have been presented on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As described herein, the Company has generated minimal revenues and experienced an accumulated deficit of approximately $86,000 through December 31, 2003. These matters raise substantial doubt about the Company's ability to continue as a going concern.


     Management's plans with regard to these matters include the following:

          o    The aggressive marketing of the Company's products and services.

          o Obtaining additional capital through the sale of common stock to existing and new stockholders.

     Accordingly, management is of the opinion that aggressive marketing combined with additional capital will result in improved operations and cash flow in 2004 and beyond. However, there can be no assurance that management will be successful in obtaining additional funding or in attaining profitable operations.























                                       F8

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY INYX, INC. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF INYX, INC. SINCE ANY OF THE DATES AS OF WHICH INFORMATION IS FURNISHED HEREIN OR SINCE THE DATE HEREOF.

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY.............................................................3
RISK FACTORS
  RISKS RELATED TO OUR INDUSTRY................................................5
  RISKS RELTED TO OUR BUSINESS.................................................6
  RISKS TO OUR STOCK...........................................................7
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS..............................9
USE OF PROCEEDS................................................................9
DETERMINATION OF OFFERING PRICE...............................................10
DESCRIPTION OF BUSINESS.......................................................11
DATA BACKUP INDUSTRY IN GENERAL...............................................12
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS....................14
ACCOUNTING POLICIES...........................................................15
SALES TO DATE.................................................................15
DIRECTORS & EXECUTIVE OFFICERS................................................15
EXECUTIVE COMPENSATION........................................................15
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................16
PROMOTERS.....................................................................16
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................16
DESCRIPTOIN OF SECURITIES.....................................................16
MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS......................17
PLAN OF DISTRIBUTION..........................................................17
INVESTOR SUTIABILITY REQUIREMENTS.............................................18
LEGAL MATTERS.................................................................19
EXPERTS.......................................................................19
WHERE YOU CAN FIND MORE INFORMATION...........................................19
FINANCIAL STATEMENTS AND LEGENDS..............................................F1

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 24 - INDEMNIFICATION OF DIRECTORS & OFFICERS.......................II - 1
  ITEM 25 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION...................II - 1
  ITEM 26 - RECENT SALES OF UNREGISTERED SECURITIES.......................II - 2
  ITEM 27 - EXHIBITS......................................................II - 2
  ITEM 28 - UNDERTAKINGS..................................................II - 3
SIGNATURES................................................................II - 4





DEALER PROSPECTUS DELIVERY OBLIGATIONS

Until _________, 2005, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions

                                   Part II - 1
                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 24 - INDEMNIFICATION OF DIRECTORS AND OFFICERS
---------------------------------------------------

Article Twelve of the Articles of Incorporation of the Company provide that the Company shall indemnify, to the maximum extent allowed by Nevada law, any person who is or was a Director, Officer, agent or employee of the corporation, and any person who serves or served at the Company's request as a Director, Officer, agent, employee, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise. An officer or director of the Company could take the position that this duty on behalf of the Company to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the Company's Articles of Incorporation, Bylaws, Nevada law or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company and the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
-----------------------------------------------------

The following is an itemized list of the estimate by the Company of the expenses of the offering:



SEC registration fee            $    50
Accounting fees and expenses*   $20,000
Legal*                          $15,000
Miscellaneous*                  $ 4,950
Printing *                      $10,000
                                -------

Total                           $50,000



*estimates














                                   Part II - 1

ITEM 26 - RECENT SALES OF UNREGISTERED SECURITIES
-------------------------------------------------

The following information is furnished with regard to all securities sold by us within the past three years that were not registered under the Securities Act. The issuances described hereunder were made in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D of the Securities Act relating to sales by an issuer not involving any public offering. None of the foregoing transactions involved a distribution or public offering.

In November 2002, the Company was incorporated under the laws of the State of Nevada. In April 2003 266,667 shares of common stock were issued to Robert Lisle for $267.00, 266,667 shares of common stock were issued to Max Kipness for $267.00, and 266,666 shares of common stock were issued to Patrica Gunter for $267.00. The federal exemption we relied upon in issuing the securities was
Section 4(2) of the Securities Act. The Section 4(2) exemption was available to us because we did not solicit any purchasers to invest in the company and instead issued shares to our founders, Mr. Lisle, Mr. Kipness and Patrica Gunter. In addition, given our founders' involvement in the establishment of the company, they had access to such information as they deemed necessary to fully evaluate an investment in our company. No underwriters were used in the offering.

Beginning in April 2003, we conducted a private offering of 200,000 shares of Common Stock of our company at a purchase price of $0.50 per share. These shares were offered and sold to a limited number of investors, without public solicitation. A total of five individuals purchased shares from us for a total of $100,000.

The offering was completed on September 30,2003. The federal exemption we relied upon in issuing these securities was Rule 506 under of the Securities Act. The Rule 506 exemption was available to us because we did not publicly solicit any investment in the company. We also gave all of these investors the opportunity to ask questions of and receive answers from us as to all aspects of our business as well as access to such information as they deemed necessary to fully evaluate an investment in our company.

All shares issued under the private placement and all shares issued to Mr. Lisle, Mr. Kipness and Mrs. Gunter have been and will remain restricted and may not be transferred unless and until the effectiveness of this registration statement or pursuant to another applicable exemption.


ITEM 27 - EXHIBITS
------------------

(1)       1.1     Subscription Agreement
(1)       2.1     Secretary of State Certificate
(1)       3.1     Articles of Incorporation
(1)       3.2     Bylaws
(1)       4.1     Specimen Stock Certificate
(3)       5.1     Opinion on legality of shares
(1)      10.1     Form of Data Protection Agreement
(2)      23.1     Consent of Auditors
(3)      23.2     Consent of legal council



(1)       Previously filed with original filing
(2)       Filed herewith
(3)       To be filed by amendment







                                   Part II - 2

ITEM 28 - UNDERTAKINGS
----------------------

The Company does not presently anticipate using an underwriter in conducting this offering; if the company changes its plan and utilizes an underwriter, the Company will provide to the underwriter, at the closing specified in any underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the Company's Articles of Incorporation, Bylaws, Nevada law or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company and the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The undersigned registrant hereby undertakes that it will:

1. File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(a) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and include any additional or changed material information on the plan of distribution.

2. For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.













                                   Part II - 3

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB- 2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Frisco, State of Texas on December 29, 2004.

Assure Data Inc.

By: /s/ Robert M. Lisle
   --------------------------
   Robert M. Lisle, President




In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.



(Signature)  /s/ Robert M. Lisle
            --------------------------
            Robert M. Lisle


(Title) President, Treasurer, Chief Executive Officer, Chief Financial and Accounting Officer, Director


(Date)      December 29, 2004
            --------------------------






(Signature)  /s/ Max M. Kipness
            --------------------------
            Max M. Kipness


(Title)     Secretary and Director



(Date)      December 29, 2004
            --------------------------
















                                   Part II - 4